UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

       Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Green Plains Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Online Go to www.envisionreports.com/GPRE or scan the QR code – login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Green Plains Inc. Shareholder Meeting to be Held on May 4, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/GPRE.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 24, 2022 to facilitate timely delivery.

■	2 N O T	C O Y	+

03LZ4B

Shareholder Meeting Notice

The 2022 Annual Meeting of Shareholders of Green Plains Inc. will be held at 10:00 a.m., Central Daylight Time, on Wednesday, May 4, 2022 to be held virtually at www.meetnow.global/MWM66HR. To access the virtual meeting, you must have the information that is printed on the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, a vote FOR Proposal 2, a vote FOR Proposal 3, a vote FOR Proposal 4, and a vote FOR Proposal 5.

1.	To elect two directors to serve three-year terms that expire at the 2025 annual meeting: Farha Aslam, Martin Salinas Jr.
2.	To ratify the appointment of the Company’s auditors
3.	To cast an advisory vote to approve the Company’s executive compensation
4.	To approve the increase to the number of authorized shares of common stock
5.	To approve the proposal to declassify the Company’s Board of Directors
6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–     Internet – Go to www.envisionreports.com/GPRE. Click Cast Your Vote or Request Materials.

–     Phone – Call us free of charge at 1-866-641-4276.

–     Email – Send an email to investorvote@computershare.com with “Proxy Materials Green Plains Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

       To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 24, 2022.